UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported):

November 21, 2011

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

As previously announced, on November 17, 2011, SuperMedia Inc. (the “Company”) has commenced an offer to utilize up to approximately $117,000,000 to repurchase debt at a price of 43% to 46% of par, under the terms and conditions of the Loan Agreement (as amended, the “Loan Agreement”), dated as of December 31, 2009, by and among the Company, lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent for the lenders.  The offer was scheduled to expire at 3:00 p.m., New York City time, on Monday, November 21, 2011. The Company has extended the expiration date for the offer to 3:00 p.m., New York City time, on Tuesday, November 29, 2011.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the debt subject to the offer or any other securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President —
General Counsel and Secretary

Date:  November 21, 2011